                                                                    EXHIBIT 99



To the Shareholders and the Board of Directors of Marshall & Ilsley Corporation


We have audited the accompanying consolidated balance sheets of Marshall & Ilsley Corporation (a Wisconsin corporation) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1992 and 1991. The consolidated statements give retroactive effect to the merger with Valley Bancorporation on May 31, 1994, which has been accounted for as a pooling of interests as described in Note 2. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marshall & Ilsley Corporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and cash flows for the years ended December 31, 1993, 1992 and 1991, after giving retroactive effect to the merger with Valley Bancorporation as described in Note 2, in conformity with generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, effective January 1, 1992, the Corporation changed its method of accounting for postretirement benefits other than pensions and income taxes.


                                                   ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
May 31, 1994.


RJE-M&I Form 8-K (4)
M&I Form.8K
9/26/94

                                                              FINAL


                         MARSHALL & ILSLEY CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

               FOR YEARS ENDED DECEMBER 31, 1993, 1992, and 1991

Consolidated Balance Sheets
December 31 ($000's except share data)

Assets                                             1993       1992
- - ------                                         ----------  ----------
Cash and Cash Equivalents:
  Cash and Due from Banks                    $   667,114 $   717,254
  Funds Sold and Security
    Resale Agreements                             49,336      17,552
  Money Market Funds                              68,184      48,289
                                              ----------  ----------
Total Cash and Cash Equivalents                  784,634     783,095

Trading Securities, at Market Value                2,852      13,021
Other Short-term Investments, at Cost which
  Approximates Market Value                       50,121     248,295
Investment Securities Held to Maturity,
  Market Value $341,877 ($1,135,999 in 1992)     335,400   1,121,250
Investment Securities Available for Sale,
  Market Value $2,261,117 ($1,649,734 in 1992) 2,237,158   1,620,402

Loans, Net of Unearned Income of $41,094
  ($40,809 in 1992)                            8,617,372   7,980,845
Less:  Allowance for Loan Losses                 133,600     123,805
                                              ----------  ----------
Net Loans                                      8,483,772   7,857,040

Premises and Equipment                           299,801     272,374
Accrued Interest and Other Assets                292,199     298,994
                                              ----------  ----------
Total Assets                                 $12,485,937 $12,214,471
                                              ==========  ==========

Liabilities and Shareholders' Equity
- - ------------------------------------
Deposits:
  Noninterest Bearing                         $2,290,233  $2,169,832
  Interest Bearing                             7,881,576   7,873,923
                                              ----------  ----------
Total Deposits                                10,171,809  10,043,755

Short-term Borrowings                            716,716     624,813
Accrued Expenses and Other Liabilities           248,481     265,373
Long-term Borrowings                             234,418     194,861
                                              ----------  ----------
Total Liabilities                             11,371,424  11,128,802

Shareholders' Equity:
  Series A Convertible Preferred Stock,
    $1.00 par value, 500,000 Shares Authorized,
    185,314 Shares Issued; Liquidation Preference
    of $18,531                                       185         185
  Common Stock, $1.00 par value, 160,000,000 Shares
    Authorized, 102,073,005 Shares Issued
    (29,787,821 in 1992)                         102,073      29,788
  Additional Paid-in Capital                     238,130     297,452
  Retained Earnings                              897,123     780,177
                                              ----------  ----------
                                               1,237,511   1,107,602
  Less:  Treasury Stock, at Cost, 5,821,786
         Shares (644,963 in 1992)                121,106      18,798
         Deferred Compensation                     1,892       3,135
                                              ----------  ----------
Total Shareholders' Equity                     1,114,513   1,085,669
                                              ----------  ----------
Total Liabilities and Shareholders' Equity   $12,485,937 $12,214,471
                                              ==========  ==========



The accompanying notes are an integral part of the Consolidated Financial Statements.

Consolidated Statements of Income
Years ended December 31 ($000's except share data)

                                              1993       1992         1991
                                           ---------    --------    --------
Interest Income
- - ---------------
Loans                                      $ 643,679    $665,634    $730,696
Investment Securities:
  Taxable                                    123,207     139,302     140,261
  Exempt from Federal Income Taxes            20,692      31,946      42,438
Trading Securities                               186         260         371
Other Short-term Investments                   5,713      13,897      24,324
                                           ---------    --------    --------
Total Interest Income                        793,477     851,039     938,090

Interest Expense
- - ----------------
Deposits                                     272,100     334,443     448,757
Short-term Borrowings                         18,010      17,606      32,065
Long-term Borrowings                          23,088      26,439      27,770
                                           ---------    --------    --------
Total Interest Expense                       313,198     378,488     508,592
                                           ---------    --------    --------
Net Interest Income                          480,279     472,551     429,498
Provision for Loan Losses                     18,034      23,546      28,924
                                           ---------    --------    --------
Net Interest Income After Provision for
  Loan Losses                                462,245     449,005     400,574

Other Income
- - ------------
Data Processing Services                     135,041     112,056      90,582
Trust Services                                61,226      58,050      54,060
Other Customer Services                      124,505     114,164      95,230
Net Securities Gains                           8,334       9,207       5,106
Other                                         42,820      34,934      31,770
                                           ---------    --------    --------
Total Other Income                           371,926     328,411     276,748

Other Expense
- - -------------
Salaries and Employee Benefits               320,717     299,540     260,289
Net Occupancy                                 36,389      35,415      34,330
Equipment                                     57,863      53,438      48,593
Payments to Regulatory Agencies               23,142      22,595      19,799
Processing Charges                            17,379      15,079      14,983
Supplies and Printing                         13,169      12,841      12,208
Professional Services                         12,036      11,034       8,547
Other                                         88,892      95,682      91,835
                                           ---------    --------    --------
Total Other Expense                          569,587     545,624     490,584
                                           ---------    --------    --------
Income Before Income Taxes and Cumulative
  Effect of Changes in Accounting Principles 264,584     231,792     186,738
Provision for Income Taxes                    93,190      75,391      56,725
                                           ---------    --------    --------
Income Before Cumulative Effect of
   Changes in Accounting Principles          171,394     156,401     130,013
Cumulative Effect of Changes in Accounting
   Principles, Net of Income Taxes                --      (9,134)        --
                                          ----------    --------    --------
Net Income                                $  171,394    $147,267    $130,013
                                          ==========    ========    ========
Net Income Per Common Share
- - ---------------------------
Primary:
Income Before Cumulative Effect of Changes
   in Accounting Principles                $    1.67    $   1.55    $   1.33
Cumulative Effect of Changes in Accounting
   Principles                                     --        (.09)         --
                                           ---------    --------    --------
Net Income                                 $    1.67    $   1.46    $   1.33
                                           =========    ========    ========
Fully Diluted:
Income Before Cumulative Effect of Changes
   in Accounting Principles                   $ 1.60      $ 1.48      $ 1.27
Cumulative Effect of Changes in Accounting
   Principles                                     --        (.08)        --
                                              ------      ------      ------
Net Income                                    $ 1.60      $ 1.40      $ 1.27
                                              ======      ======      ======

The accompanying notes are an integral part of the Consolidated Financial Statements.

Consolidated Statements of Cash Flows
Years ended December 31 ($000's)

                                         1993       1992        1991
                                     ----------- ----------- ----------
Cash Flows From Operating Activities
Net Income                           $  171,394  $  147,267  $  130,013
Adjustments to Reconcile Net Income to
 Net Cash Provided by Operating
  Activities:
  Depreciation and Amortization          57,058      41,377      39,098
  Provision for Loan Losses              18,034      23,546      28,924
  Gains on Sales of Assets              (21,487)    (19,307)     (7,624)
  Proceeds from Sales of Trading
    Securities and Loans Held for
      Resale                          3,192,622   3,330,463   2,874,530
   Purchases of Trading Securities and
    Loans Held for Resale            (3,220,184) (3,394,249) (2,913,627)
  Other                                  (6,743)    (20,291)      3,732
                                     ----------- ---------- -----------
    Total Adjustments                    19,300     (38,461)     25,033
                                     ----------- ---------- -----------
    Net Cash Provided by Operating
      Activities                        190,694     108,806     155,046

Cash Flows From Investing Activities
   Net (Increase) Decrease in Shorter
     Term Securities                     53,244      59,217      (2,195)
   Proceeds from Maturities of Longer
     Term Securities                  1,742,984   1,400,797     957,749
   Proceeds from Sales of Securities
     Available for Sale                  29,892      58,393     138,893
   Purchases of Longer Term
     Securities                      (1,419,314) (1,843,079) (1,185,670)
   Net Increase in Loans               (543,812)   (199,223)   (113,842)
   Purchases of Assets to be Leased     (94,187)    (95,964)    (89,860)
   Principal Payments on
     Lease Receivables                  105,352      96,062      85,840
   Purchases of Premises and Equipment,
      net                               (65,731)    (48,039)    (35,527)
   Other                                (10,431)     37,482      31,596
                                     ----------- ---------- -----------
      Net Cash Used in Investing
        Activities                     (202,003)   (534,354)   (213,016)

Cash Flows From Financing Activities
    Net Increase in Deposits             33,124     201,431     226,585
    Proceeds from Issuance of Commercial
      Paper                           1,348,661     597,794     607,787
    Principal Payments on Commercial
      Paper                          (1,325,634)   (522,616)   (644,483)
    Net Increase (Decrease) in Other
      Short-term Borrowings              53,320     (62,085)    (41,517)
    Proceeds from Issuance of Long-term
      Debt                              116,959      53,121      37,730
    Payments of Long-term Debt          (63,718)   (103,300)    (33,605)
    Dividends Paid                      (54,435)    (48,060)    (42,675)
    Purchase of Common Stock           (114,686)        (99)     (4,276)
    Proceeds from the Issuance of
      Common Stock                       19,887      37,820       8,063
    Other                                  (630)        401         (66)
                                     ----------- ---------- -----------
      Net Cash Provided by Financing
        Activities                       12,848     154,407     113,543
                                     ----------- ---------- -----------
Net Increase (Decrease) in Cash and Cash
   Equivalents                            1,539    (271,141)     55,573
Cash and Cash Equivalents, Beginning
   of Year                              783,095   1,054,236     998,663
                                     ----------- ---------- -----------
Cash and Cash Equivalents,
   End of Year                       $  784,634  $  783,095  $1,054,236
                                     =========== ========== ===========

Supplemental Cash Flow Information:
    Cash Paid During the Year for:
      Interest                       $  313,073  $  395,870  $  518,032
      Income Taxes                       88,398      84,948      55,150


The accompanying notes are an integral part of the Consolidated Financial Statements.

Consolidated Statements of Shareholders' Equity
($000's except share data)

                                                                 Additional               Treasury
                                            Preferred   Common    Paid-in     Retained     Common     Deferred
                                              Stock      Stock     Capital    Earnings      Stock   Compensation
                                            ---------  --------   ---------  ---------    --------  ------------
Balance, December 31, 1990, as Previously
  Reported                                    $ 185    $ 21,995   $ 93,066    $517,690    $ 32,753     $   967
Adjustment to Retroactively Restate for
  1994 Business Combination Accounted for
  as a Pooling of Interests                     --        6,918    169,401      76,083         --          --
                                              -----     -------    -------    --------    --------     -------
Balance, December 31, 1990, Restated            185      28,913    262,467     593,773      32,753         967
Net Income                                      --          --         --      130,013         --          --
Transactions by Affiliates Prior to
  Combination                                   --          --         --      (14,677)        --          --
Issuance of 69,766 Common Shares on Conversion
  of Convertible Notes                          --           70        737         --          --          --
Issuance of 340,048 Common Shares Under
  Stock Option and Restricted Stock Plans       --           60        185         --       (8,145)         --
Acquisition of 113,976 Common Shares            --          (58)    (2,630)        --        1,587          --
Acquisition of Savings Associations             --          100      2,343         --          --           --
Dividends Declared on Preferred Stock -
  $4.55 Per Share                               --          --         --         (844)        --           --
Dividends Declared on Common Stock -
  $0.43 Per Share                               --          --         --      (27,154)        --           --
Net Change in Deferred Compensation             --          --         --          --          --         1,641
Other                                           --          --         237         (66)        --           --
                                             -----      -------    -------    --------    --------     -------
Balance, December 31, 1991                     185       29,085    263,339     681,045      26,195       2,608

Consolidated Statements of Shareholders' Equity
($000's except share data)

                                                                 Additional               Treasury
                                            Preferred   Common    Paid-in     Retained     Common     Deferred
                                              Stock      Stock     Capital    Earnings      Stock   Compensation
                                            ---------  --------   ---------  ---------    --------  ------------
Net Income                                     --           --         --     $147,267         --          --
Transactions by Affiliates Prior to
  Combination                                  --           --         --      (16,426)        --          --
Issuance of 32,558 Common Shares on Conversion
  of Convertible Notes                         --            32        345         --          --          --
Issuance of 355,463 Common Shares Under
  Stock Option and Restricted Stock Plans      --            96      1,907         --      (7,589)         --
Acquisition of 5,148 Common Shares             --           --         --          --         192          --
Acquisition of Savings Association             --           575     29,290         --         --           --
Dividends Declared on Preferred Stock -
  $5.08 Per Share                              --           --         --         (942)       --           --
Dividends Declared on Common Stock -
  $0.48 Per Share                              --           --         --      (30,692)       --           --
Net Change in Deferred Compensation            --           --         --          --         --           527
Other                                          --           --       2,571         (75)       --           --
                                             -----     --------   --------    --------   --------      -------

Balance, December 31, 1992                     185       29,788    297,452     780,177     18,798        3,135

Consolidated Statements of Shareholders' Equity
($000's except share data)

                                                                 Additional               Treasury
                                            Preferred   Common    Paid-in     Retained     Common     Deferred
                                              Stock      Stock     Capital    Earnings      Stock   Compensation
                                            ---------  --------   ---------  ---------    --------  ------------
Net Income                                     --           --         --     $171,394        --          --
3 for 1 Stock Split Effected in the
  Form of a 200% Stock Dividend                --        59,576    (59,576)        --         --          --
Transactions by Affiliates Prior to
  Combination                                  --        11,513    (11,513)    (19,014)       --          --
Issuance of 134,150 Common Shares on Conversion
  of Convertible Notes                         --           134        383         --         --          --
Issuance of 2,228,186 Common Shares Under
  Stock Option and Restricted Stock Plans      --         1,062      3,230         --     (15,582)        --
Acquisition of 5,053,317 Common Shares         --           --         --          --     117,890         --
Dividends Declared on Preferred Stock -
  $5.76 Per Share                              --           --         --      (1,067)        --          --
Dividends Declared on Common Stock -
  $0.54 Per Share                              --           --         --     (34,354)        --          --
Net Change in Deferred Compensation            --           --         --         --          --        (1,243)
Other                                          --           --       8,154        (13)        --           --
                                             -----     --------   --------   --------    --------      -------

Balance, December 31, 1993                  $  185     $102,073   $238,130   $897,123    $121,106      $ 1,892
                                            ======     ========   ========   ========    ========     ========

The accompanying notes are an integral part of the Consolidated Financial Statements.

Notes to Consolidated Financial Statements
December 31, 1993, 1992, and 1991 ($000's except share data)

1.  Summary of Significant Accounting Policies

Consolidation principles - The Consolidated Financial Statements include the accounts of Marshall & Ilsley Corporation (the "Corporation") and all subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. Certain amounts in the 1992 and 1991 Consolidated Financial Statements have been reclassified to conform with the 1993 presentation.


Cash and cash equivalents - For purposes of the Consolidated Financial Statements, the Corporation defines cash equivalents as short-term investments which have an original maturity of three months or less and are readily convertible into cash.


Securities - Securities, when purchased, are designated as Trading, Investment Securities Held to Maturity, or Investment Securities Available for Sale and remain in that category until they are sold or mature. The specific identification method is used in determining the cost of securities sold.

Investment Securities Held to Maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts. Investment Securities Available for Sale are carried at the lower of amortized cost or market. See
Note 6 for changes affecting Investment Securities Available for Sale beginning January 1, 1994. Short-term Investments other than Trading Securities are stated at cost, which approximates market value. Trading Securities are carried at January 1, 1994. Short-term Investments other than Trading Securities are stated at cost, which approximates market value. Trading Securities are carried at market value. Adjustments to the carrying value of securities are reflected in the consolidated income statements.


Loans - Interest on loans, other than direct financing leases, is recognized as income based on the loan principal outstanding during the period. Unearned income on direct financing leases is recognized over the lease term on a basis that results in an approximate level rate of return on the lease investment. Loans are generally placed on nonaccrual status when they are past due 90 days as to either interest or principal. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. A nonaccrual loan may be restored to an accrual basis when interest and principal payments are brought current and collectibility of future payments is not in doubt.

The Corporation defers and amortizes fees and certain incremental direct costs, primarily salary and employee benefit expenses, over the contractual term of the loan or lease as an adjustment to the yield. The unamortized net fees and costs are reported as part of the loan balance outstanding.


Allowance for loan losses - The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on a continual review of the loan portfolio, loan loss experience, economic conditions, growth and composition of the portfolio, and other relevant factors. As a result of management's continual review, the allowance is adjusted through provisions for loan losses charged against income.


Premises and equipment - Premises and equipment are recorded at cost and depreciated principally on the straight-line method with annual rates varying from 2% to 10% for buildings and 10% to 35% for equipment. Maintenance and repairs are charged to expense and betterments are capitalized.


Other real estate owned - Other real estate owned includes assets that have been acquired in satisfaction of debts, accounted for as insubstance foreclosures, or bank branch premises held for sale. Other real estate is recorded at the lower of cost or fair value, less estimated selling costs, at the date of transfer. Valuation adjustments required at the date of transfer for assets acquired in satisfaction of debts or accounted for as insubstance foreclosures are charged to the allowance for loan losses, whereas any valuation adjustments on bank branch premises are reported in other expense. Subsequent to transfer, other real estate owned is carried at the lower of cost or fair market value, less estimated selling costs, based upon periodic evaluations. Rental income from properties and gains on sales are included in other income, and property expenses, which include carrying costs, required valuation adjustments and losses on sales, are recorded in other expense.

Mortgage servicing - Normal fees related to the servicing of mortgage loans are recorded as income when payments are received from mortgagors. Gains or losses recognized on the sale of mortgage loans are adjusted to reflect any excess or below market servicing fee generated at the time of sale. Mortgage loans held for sale to investors are carried at the lower of cost or market, determined on an aggregate basis, based on outstanding firm commitments received for such loans or on current market prices.


Data processing services - Direct costs associated with the production of computer software which will be marketed or used in data processing operations are capitalized and amortized on the straight-line method over the estimated economic life of the product, generally four years. Direct costs associated with customer system conversions to the data services operations are capitalized and amortized on the straight-line method over the terms, generally five to seven years, of the related servicing contract. Routine maintenance of software products, design costs and development costs incurred prior to establishment of a product's technological feasibility are expensed as incurred. Net unamortized capitalized costs were $16,979 at December 31, 1993, and $11,189 at December 31, 1992. Amortization expense was $4,668, $5,161, and $6,059, for 1993, 1992, and 1991, respectively.


Intangibles - Unamortized intangibles resulting from acquisitions, primarily goodwill, core deposit premiums and purchased mortgage servicing rights were $58,890 at December 31, 1993, and $57,532 at December 31, 1992. Purchased mortgage servicing rights are amortized primarily over the periods during which the corresponding servicing revenues are anticipated to be generated. Adjustments for portfolio runoff in excess of that originally anticipated are made in the period when the excess runoff appears permanent. The other intangibles are amortized principally on the straight-line method over periods ranging from 6 to 25 years. Amortization expense was $7,204, $7,159, and $7,429, for 1993, 1992, and 1991, respectively. The Corporation also has approximately $14,000 of negative goodwill included in other liabilities as of December 31, 1993. The majority of this amount arose from a 1992 acquisition and is being accreted on a straight-line basis over a period of 10 years. Accretion of $1,576 and $807 is included in the 1993 and 1992 results of operations, respectively.


Foreign exchange contracts - The Corporation enters into foreign exchange contracts primarily to enable customers involved in international trade to hedge their exposure to foreign currency fluctuations. These contracts are carried at market value, with realized and unrealized gains and losses included in other income.


Stock split - Common stock per share and average share information for years 1992 and prior have been retroactively restated for the 3 for 1 stock split effected in the form of a 200% stock dividend which was distributed to shareholders in May 1993.


Net income per share - Primary net income per share is computed using the weighted average number of common shares outstanding plus common equivalent shares issuable upon the assumed conversion of the preferred stock outstanding and shares issuable under outstanding stock option plans. The average number of common and common equivalent shares used in computing primary net income per share was 102,672,361 in 1993, 101,028,932 in 1992, and 97,993,374 in 1991.

Fully diluted net income per share also includes dilution resulting from the assumed conversion of the convertible notes. The average number of shares used in the computation of fully diluted net income per share was 108,874,600 in 1993, 107,411,875 in 1992, and 105,015,610 in 1991.


2.  Business Combination

On May 31, 1994, Valley Bancorporation ("Valley") merged with and into the Corporation in a tax-free reorganization accounted for as a pooling of interests. Accordingly, prior year financial statements have been restated to give effect to this transaction. In accordance with the terms of the merger, each share of Valley Common Stock was converted into the right to receive 1.72 shares of the Corporation's Common Stock (approximately 35.7 million shares).

A reconciliation of net interest income and net income of the Corporation as previously reported to the amounts for that period in the accompanying Consolidated Financial Statements as restated for the 1994 pooling of interests is as follows:
                                         1993       1992      1991
                                      ------------------------------
Net Interest Income:
  Corporation, as previously reported $ 309,178  $ 307,805  $ 288,968
  Valley Bancorporation                 171,101    164,746    140,530
                                      ---------  ---------  ---------
Combined                              $ 480,279  $ 472,551  $ 429,498
                                      =========  =========  =========
Net Income:
  Corporation, as previously reported $ 125,491  $ 109,235  $  99,347
  Valley Bancorporation                  45,903     38,032     30,666
                                      ---------  ---------  ---------
Combined                              $ 171,394  $ 147,267  $ 130,013
                                      =========  =========  =========

Certain divestitures were required in connection with regulatory approvals obtained for the merger. The Corporation has filed applications with such authorities proposing the divestiture of certain bank branches in the State of Wisconsin with total deposits of approximately $300 million. The Federal Regulators required and the Corporation obtained commitments for the divestitures prior to consummation of the merger and will complete the divestitures within six months of the consummation of the merger. The Corporation does not anticipate that such divestitures will have a material impact on the Consolidated Financial Statements.

The Corporation estimates that employee severance and contract costs, write-downs and write-offs of duplicative facilities, equipment and data processing software associated with the merger will result in a one-time merger/ restructuring charge of approximately $80 million, $48 million net of tax, in 1994. Also, an additional loan loss provision may be recorded after the consummation of the merger to conform Valley's loan valuation policies with those of the Corporation. While the amounts have not been quantified, it is not anticipated that the amount of such provision will be material to the combined entity.

The Corporation has also consummated the following business combinations:

   Financial              Date                               Method of
  Organization         Consummated     Cash Consideration   Accounting
  ------------         -----------     ------------------   ----------

  Exchange State Bank  January 2, 1991      $ 5,886         Purchase
  Great American Savings
    Bank, F.S.B.       April 3, 1991            --          Purchase
  Western Federal
    Savings & Loan
    Association        April 3, 1991            --          Purchase
  United Savings &
    Loan Association,
    S.S.B.             July 1, 1992             --          Purchase
  Pierce County Bank
    and Trust Company  November 6, 1993     $14,678         Purchase

The results of operations for the acquired companies accounted for as purchases are included in the Consolidated Financial Statements from the dates of acquisition.


3.  Changes in Method of Accounting

During 1992, the Corporation adopted Financial Accounting Standard No. 106 "Employers' Accounting for Postretirement Benefits, Other than Pensions" (FAS
106). This standard, which applies to the Corporation's employee health plans, requires that the expected cost of these postretirement benefits be charged to expense in the years the employees render the services necessary to earn their benefits. The Corporation elected immediate recognition of the accumulated postretirement benefit obligation at January 1, 1992.

The Corporation also adopted during 1992, Financial Accounting Standard No. 109 "Accounting for Income Taxes." Statement 109 requires a change from the deferred method of accounting for income taxes to an asset and liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of the change in accounting for income taxes at January 1, 1992, amounted to a $4.8 million reduction of beginning net deferred tax liabilities.

The following table summarizes the January 1, 1992 effects of these changes in methods of accounting:

                                                        Earnings Per Share
                                     Net Income         Increase (Decrease)
                                Increase (Decrease)    Primary   Fully Diluted
                                -------------------   -------    -------------

   Adoption of accounting
     standard on postretirement
     benefits, net of income tax
       benefits of $8,852             $(13,937)       $  (.14)      $ (.13)
   Adoption of accounting
     standard on income taxes            4,803            .05          .05
                                      --------        -------       ------
                                      $ (9,134)       $  (.09)      $ (.08)
                                      ========        =======       ======


4.  Cash and Due from Banks

At December 31, 1993, $183,259 of cash and due from banks was restricted, primarily due to requirements of the Federal Reserve System to maintain certain reserve balances.


5.  Other Short-term Investments

Other short-term investments at December 31 were:

                                                            1993       1992
                                                          -------    --------
        Commercial paper                                  $ 22,550   $ 72,600
        Interest bearing deposits in other banks            27,571    175,695
                                                          --------   --------
        Total other short-term investments                $ 50,121   $248,295
                                                          ========   ========


6.  Securities

The book and market values of securities at December 31 were:

                                          1993                     1992

                                  ---------------------    --------------------
                                    Book        Market       Book       Market
                                    Value       Value       Value       Value
                                 ----------   ----------  ----------  ----------

  Investment Securities Held to Maturity:
    U.S. Treasury and government
     agencies                    $      --   $       --   $  544,517  $  549,140
    States and political
      subdivisions                  326,154      332,614     434,296     443,444
    Mortgage backed securities           58           58     122,763     122,772
    Other                             9,188        9,205      19,674      20,643
                                 ----------   ----------  ----------  ----------
  Total                          $  335,400   $  341,877  $1,121,250  $1,135,999
                                 ==========   ==========  ==========  ==========


  Investment Securities Available for Sale:
    U.S. Treasury and
     government agencies         $2,139,866   $2,149,011  $1,572,063  $1,588,173
    Other                            97,292      112,106      48,339      61,561
                                 ----------   ----------  ----------  ----------
  Total                          $2,237,158   $2,261,117  $1,620,402  $1,649,734
                                 ==========   ==========  ==========  ==========

The unrealized gains and losses of securities at December 31 were:


                                           1993                    1992
                                  ---------------------    ---------------------
                                  Unrealized  Unrealized  Unrealized  Unrealized
                                    Gains       Losses      Gains      Losses
                                  ----------  ----------  ----------  ----------

    Investment Securities Held to Maturity:
      U.S. Treasury and Government
       Agencies                   $     --     $     --   $   5,782   $  1,159
      States and political
        subdivisions                 7,681        1,221      10,655      1,507
      Mortgage backed securities        --           --         771        762
      Other                             23            6         977          8
                                  ----------  ----------  ----------  ----------
    Total                         $  7,704    $   1,227   $  18,185   $  3,436
                                  ==========  ==========  ==========  ==========


    Investment Securities Available for Sale:
      U.S. Treasury and
       government agencies        $ 11,413    $   2,268   $  19,417   $  3,307
      Other                         15,885        1,071      13,224          2
                                  ----------  ----------  ----------  ----------
    Total                         $ 27,298    $   3,339   $  32,641   $  3,309
                                  ==========  ==========  =========   ==========


The book value and market value of securities by contractual maturity at December 31, 1993 were:

                                    Investment Securities  Investment Securities
                                      Held to Maturity      Available for Sale

                                    ----------------------  --------------------
                                      Book       Market      Book        Market
                                      Value      Value       Value       Value
                                    ---------  ---------   ---------   ---------

       Within one year               $116,387   $117,039  $  895,967  $  902,127
       From one through five years    153,466    158,020   1,192,795   1,195,671
       From five through ten years     55,132     56,080      89,516      90,577
       After ten years                 10,415     10,738      58,880      72,742
                                    ---------   --------  ----------  ----------
       Total                         $335,400   $341,877  $2,237,158  $2,261,117
                                    =========   ========  ==========  ==========

The gross realized gains and losses amounted to $8,552 and $218 in 1993 and $14,743 and $5,536 in 1992, and $6,837 and $1,731 in 1991, respectively.

At December 31, 1993, securities with a value of approximately $413,256 were pledged to secure public deposits, short-term borrowings, and for other purposes required by law.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (FAS 115). FAS 115 requires, among other things, that securities classified as available for sale be carried at fair value, however, fair value adjustments and the related income tax effects, are excluded from earnings and reported separately as a component of shareholders' equity.
In anticipation of this new standard, the Corporation conducted a review of its investment portfolio. This review resulted in reclassifications of Investment Securities Held to Maturity and Investment Securities Available for Sale at December 31, 1993. This new standard which must be adopted by the Corporation on January 1, 1994 will not have a material impact on the Consolidated Financial Statements.

 7.  Loans

Loans at December 31 were:
                                                     1993           1992
                                                  ----------     ----------
    Commercial, financial, and agricultural       $2,538,830     $2,471,150
    Industrial development revenue bonds              45,889         58,388
    Real estate:
      Construction                                   333,609        273,556
      Residential mortgage                         2,223,857      2,160,116
      Commercial mortgage                          2,000,052      1,718,452
    Personal                                       1,217,513      1,056,901
    Lease financing                                  257,622        242,282
                                                  ----------     ----------
      Total loans                                 $8,617,372     $7,980,845
                                                  ==========     ==========


The Corporation's lending activities are concentrated primarily in the Midwest. Approximately 2.5% of its portfolio consists of loans granted to customers located in Arizona. The Corporation had $3,029 in foreign credits at December 31, 1993. The Corporation's loan portfolio consists of business loans extending across many industry types, as well as loans to individuals. As of December 31, 1993, total loans to any group of customers engaged in similar activities and having similar economic characteristics, as defined by standard industrial classifications, did not exceed 10% of total loans.

The Corporation evaluates the credit risk of each customer on an individual basis and, where deemed appropriate, collateral is obtained. Collateral varies by Individual loan customer but may include accounts receivable, inventory, real estate, equipment, deposits, personal and government guaranties, and general security agreements. Access to collateral is dependent upon the type of collateral obtained. On an on-going basis, the Corporation monitors its collateral and the collateral value related to the loan balance outstanding.

An analysis of loans outstanding to directors and officers, including their related interests, of the Corporation and its significant subsidiaries for 1993 is presented below. All of these loans were made in the ordinary course of business with normal credit terms, including interest rates and collateral. The beginning balance has been adjusted to reflect the activity of newly-appointed directors and executive officers and directors and executive officers of subsidiaries previously not considered significant.

         Balance, beginning of year       $ 134,587
         New loans                          242,962
         Repayments                        (255,981)
                                          ---------
         Balance, end of year             $ 121,568
                                          =========

An analysis of the allowance for loan losses follows:

                                              1993         1992       1991
                                            --------     --------   --------
         Balance, beginning of year         $123,805     $105,156   $ 94,145
         Allowance of Banks Acquired           1,167        4,284      4,344
         Provision charged to expense         18,034       23,546     28,924
         Charge-offs                         (17,466)     (22,344)   (30,056)
         Recoveries                            8,060       13,163      7,799
                                            --------      -------    -------
         Balance, end of year               $133,600     $123,805   $105,156
                                            ========     ========   ========

As of December 31, 1993, and 1992, nonaccrual loans totalled $44,186 and $52,811, respectively. The effect of nonaccrual loans on net income in 1993, 1992, and 1991, was not significant.

In May 1993, the FASB also issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (FAS 114).
FAS 114 requires that a loan's value be measured when it has been determined that the loan is impaired and loss is probable. Write-downs which result from the measurement process are to be expensed. This new standard must be adopted by the first quarter of 1995. Based upon the current status of the Corporation's loan portfolio, it is not anticipated that this pronouncement will have a material impact on the Consolidated Financial Statements.

 8.  Premises and Equipment

The composition of premises and equipment at December 31 was:

                                               1993         1992
                                             --------     --------

      Land                                   $ 40,538     $ 39,771
      Buildings and leasehold improvements    215,191      198,800
      Furniture and equipment                 242,944      218,208
                                             --------     --------
                                              498,673      456,779
      Less accumulated depreciation           198,872      184,405
                                             --------     --------
      Total premises and equipment           $299,801     $272,374
                                             ========     ========

Depreciation expense was $42,417 in 1993, $37,171 in 1992, and $32,216 in 1991.

The Corporation leases certain of its facilities and equipment. Rent expense under such operating leases was $20,420 in 1993, $19,925 in 1992, and $20,419 in 1991, respectively.


9.  Short-term Borrowings

Short-term borrowings at December 31 were:
                                                     1993      1992
                                                   --------  --------
      Funds purchased and security repurchase
       agreements                                  $515,028  $453,410
      U.S. Treasury demand notes                     33,977    42,468
      Commercial paper                              100,292    77,265
      Current maturities of long-term borrowings     63,148    47,730
      Other                                           4,271     3,940
                                                   --------  --------
      Total short-term borrowings                  $716,716  $624,813
                                                   ========  ========

Unused lines of credit primarily to support commercial paper borrowings were $55,000 at December 31, 1993 and 1992.


10.  Long-term Borrowings

Long-term borrowings at December 31 were:

     Corporation:                                          1993      1992
                                                         --------  --------
      Senior unsecured notes, Series A
       9.86% due in 1994                                $  23,000 $  23,000
      Senior unsecured notes, Series B
       9.97% due in 1995                                   30,000    30,000
      Senior unsecured notes,
       11.25%, due in annual installments through
       1995                                                    --    15,000
      8.5% convertible subordinated notes due in 1997      50,000    50,000
      6.375% subordinated notes due in 2003                99,373        --
      Medium-term Series B notes                           38,000    54,000
      Other                                                    --     6,194

     Subsidiaries:
      Nonrecourse notes                                    34,116    32,331
      Mortgages                                             4,196     4,505
      9.75% obligation under capital lease
       due through 2006                                     5,156     5,353
      Other                                                13,725    22,208
                                                         --------  --------
                                                          297,566   242,591
     Less current maturities                               63,148    47,730
                                                         --------  --------
     Total long-term borrowings                          $234,418  $194,861
                                                         ========  ========


The Series A and B unsecured note agreements place certain limitations on indebtedness which may be incurred or guaranteed by the Corporation, the payment of cash dividends and the purchase or redemption of the Corporation's stock.
The Corporation may elect to prepay the senior unsecured notes at any time subject to a premium.

The 8.5% convertible subordinated notes (the "Notes") require semi-annual interest payments and are convertible at the option of the holder into common stock at a conversion price of $8.75. The holder has the right to exchange common stock, acquired by conversion of the Notes or otherwise, for Series A convertible preferred stock ("Series A"). The holder may own up to 24.9% (computed as the percentage of common shares owned directly or indirectly through conversion privileges) of the Corporation's outstanding common stock and convertible securities, but may not own directly more than 5% of the Corporation's outstanding common stock. Except under limited circumstances, the holder may not sell, transfer or otherwise dispose of the Notes or common stock acquired by conversion, and then, only under prescribed conditions and subject to the Corporation's right of first refusal.

A portion of the Notes qualify as equity contract notes as defined by the applicable guidelines of the Board of Governors of the Federal Reserve System. The Notes require the holder to take common stock (or other equity securities) in lieu of cash in satisfaction of the claim for principal repayment, unless the Corporation sells new common stock (or certain other equity securities) and dedicates the proceeds thereof to the redemption or retirement of the Notes.

In July 1993, the Corporation issued $100 million of unsecured subordinated notes at a price of 99.351%. Interest is payable semiannually in January and July of each year and the notes mature July 15, 2003. The notes are not redeemable prior to maturity and qualify as "Tier 2" or supplementary capital for regulatory capital purposes.

The Corporation has filed registration statements with the Securities and Exchange Commission to issue up to $100 million of medium-term unsecured and unsubordinated Series B and up to $150 million of medium-term unsecured and unsubordinated Series C notes. Both issues have maturities which range from 9 months to 30 years from the date of issue, at a fixed or floating rate.

The Medium-term Series B notes outstanding at December 31, 1993 mature in 1994 through 1996, and have fixed interest rates of 4.60% to 8.65%. Approximately $35,730 of unissued Series B notes are remaining and available to be issued in the future. At December 31, 1993, there were no Series C notes outstanding.

The nonrecourse notes are reported net of prepaid interest and represent borrowings by the leasing subsidiary from banks and other financial institutions. These notes have a weighted average interest rate of 7.77% at December 31, 1993, and are due in installments over varying periods through 2001. Lease financing receivables at least equal to the amount of the notes are pledged as collateral.

Scheduled maturities of long-term borrowings are: $65,254, $19,150, $43,578, and $751 for 1995 through 1998, respectively.


11.  Shareholders' Equity

The Corporation has 5,000,000 shares of preferred stock authorized, of which the Board of Directors has designated 500,000 shares as Series A convertible, with a $100 value per share for conversion purposes. Series A is nonvoting preferred stock. The same cash dividends will be paid on Series A as would have been paid on the common stock exchanged for Series A. Series A has the same restrictions on sale as are applicable to the 8.5% convertible subordinated notes.

The holder of the convertible subordinated notes has the option through 1997 to exchange common stock of the Corporation for Series A. If the common stock is acquired by the holder in conversion of the Notes, the exchange ratio is one share of Series A for 11.43 shares of common stock. If acquired otherwise, the exchange ratio is one share of Series A, valued at $100, to the holder's weighted average purchase price per common share. Also, the holder has the option to convert Series A into common stock at the same ratio that the common stock was exchanged for Series A. The Corporation has issued 185,314 shares of its Series A convertible preferred stock in exchange for 1,962,900 shares of common stock, which were subsequently retired.

The preferred stock is treated as a common stock equivalent in all per share calculations.

In April 1993, the Corporation's Board of Directors authorized a common share repurchase program for 5.7 million shares in anticipation of the conversion of its 8.5% convertible subordinated notes and reaffirmed the Corporation's on-going program for the repurchase of up to 1.5 million shares annually to fund obligations to deliver or have available shares of common stock for stock option and other employee benefit plans. During 1993, the Corporation purchased 5.0 million common shares.

Federal banking regulatory agencies have established capital adequacy rules which take into account risk attributable to balance sheet assets and off-balance sheet activities. All banks and bank holding companies must meet a minimum total risk-based capital ratio of 8%. Of the 8% required, half must be comprised of core capital elements defined as Tier 1 capital. The federal banking agencies also have adopted leverage capital guidelines which banking organizations must meet. Under these guidelines, the most highly rated banking organizations must meet a minimum leverage ratio of at least 3% Tier 1 capital to total assets, while lower rated banking organizations must maintain a ratio of at least 4% to 5%.

The Corporation's risk-based capital and leverage ratios are as follows:

                       RISK-BASED CAPITAL RATIOS
                        As of December 31, 1993
                            ($ in millions)


                                Amount         Ratio
                                ------         -----
Tier 1 capital                  $1,061         11.47%
Tier 1 capital
  minimum requirement              370          4.00
                                ------         -----
Excess                          $  691          7.47%
                                ======         =====


Total capital                   $1,300         14.06%
Total capital
  minimum requirement              740          8.00
                                ------         -----
Excess                          $  560          6.06%
                                ======         =====


Risk-adjusted assets            $9,248






                                        LEVERAGE RATIO
                                    as of December 31, 1993
                                       ($ in millions)
                                  ---------------------------

                                    Amount           Ratio
                                  ----------      -----------
Tier 1 capital to
  adjusted total assets           $    1,061             8.74%

Minimum leverage
  requirement                      364 - 607      3.00 - 5.00
                                  ----------      -----------

Excess                            $697 - 454      5.74 - 3.74%
                                  ==========      ===========

Adjusted average total assets        $12,136



All of the Corporation's banking subsidiaries' risk-based capital and leverage ratios meet or exceed the defined minimum requirements.

Banking subsidiaries are restricted by banking regulations from making dividend distributions above prescribed amounts and are limited in making loans and advances to the Corporation. At December 31, 1993, the retained earnings of subsidiaries available for distribution as dividends without regulatory approval was approximately $287,563.

12.  Income Taxes

Total income tax expense for the years ended December 31, 1993 and 1992 was allocated as follows:

                                                      1993            1992
                                                    --------        --------
Income before Cumulative Changes in
  Accounting                                        $ 93,190        $ 75,391

Cumulative Effect of Change in Accounting
  for Postretirement Benefits, Other than
  Pensions and Accounting for Income Taxes               --          (13,655)

Shareholders' Equity, for Compensation
  Expense for Tax Purposes in Excess of
  Amounts Recognized for Financial Reporting
  Purposes                                            (8,154)         (2,571)
                                                    --------        --------
                                                    $ 85,036        $ 59,165
                                                    ========        ========

As discussed in Note 3, the Corporation adopted Financial Accounting Standard No. 109 in 1992. This change had no significant effect on net income, excluding the cumulative effect, in 1992. Financial statements for 1991 have not been restated to apply the new standard.

The current and deferred portions of the provision for income taxes were:

                                      1993       1992        1991
                                     -------    -------    -------
   Current:
   Federal                           $81,561    $71,896    $46,298
   State                              14,746     13,272     11,996
                                     -------    -------    -------
                                      96,307     85,168     58,294
   Deferred:
   Federal                            (3,412)    (9,545)    (1,241)
   State                                 295       (232)      (328)
                                     -------    -------    -------
                                      (3,117)    (9,777)    (1,569)
                                     -------    -------    -------
   Total provision for income taxes  $93,190    $75,391    $56,725
                                     =======    =======    =======

The following is a reconciliation between the amount of the provision for income taxes and the amount of tax computed by applying the statutory Federal income tax rate (35% in 1993, 34% in 1992 and 1991, respectively):

                                      1993       1992        1991
                                     -------    -------     -------

   Tax computed at statutory rates   $92,604    $78,809     $63,491
   Increase (decrease) in taxes
     resulting from:
   Federal tax-exempt income          (7,714)   (11,622)    (15,322)
     State income taxes,
       net of Federal tax benefit      9,832      9,039       7,812
     Adjustment to deferred tax
       assets/liabilities for an
       enacted change in tax rate       (469)        --          --
     Other                            (1,063)      (835)        744
                                     -------     ------     -------
  Total provision for income taxes   $93,190    $75,391     $56,725
                                     =======    =======     =======

The tax effects of temporary differences that give rise to significant elements of the deferred tax assets and deferred tax liabilities at December 31, are as follows:

                                                 1993             1992
                                              ---------         ---------
     Deferred tax assets:
        Deferred compensation                 $   7,996         $   7,301
        Allowance for loan losses                33,938            29,426
        Accrued postretirement benefits          11,769            10,205
        Purchase accounting adjustments           1,046             1,715
        Other                                    19,006            16,049
                                              ---------         ---------
     Total deferred tax assets                   73,755            64,696


    Deferred tax liabilities:
        Lease revenue reporting                  21,015            15,609
        Deferred expense, net of unearned
          income                                  7,224             4,491
        Fixed assets, principally due to
          depreciation                           17,839            16,047
        Pension funding versus expense            3,143             2,564
        Other                                     4,306             9,431
                                              ---------         ---------
    Total deferred tax liabilities               53,527            48,142
                                              ---------         ---------
    Net deferred tax assets                   $  20,228         $  16,554
                                              =========         =========

The amount of income tax expense related to net securities gains amounted to $3,103, $3,675, and $1,576, in 1993, 1992, and 1991, respectively.


13.  Stock Option and Restricted Stock Plans

The Corporation has Executive Stock Option and Restricted Stock Plans which provide for the grant of nonqualified and incentive stock options, stock appreciation rights and rights to purchase restricted shares to key employees at prices ranging from not less than the par value of the common shares to the fair market value of the shares at the date of grant.

Activity relating to common stock options, restated for the 3 for 1 stock split, was:

                                              Number         Option Price
                                             Of Shares         Per Share
                                             ---------      ---------------

 Shares under option at December 31, 1991    7,749,351      $  2.17 - 17.21
 Options granted                             1,222,249        12.40 - 19.92
 Options lapsed or surrendered                 (43,230)        2.17 - 17.21
 Options exercised                          (1,125,576)        2.17 - 13.38
                                             ---------      ---------------
 Shares under option at December 31, 1992    7,802,794      $  3.35 - 19.92
 Options granted                               839,040        15.38 - 23.25
 Options lapsed or surrendered                 (18,215)        9.34 - 19.50
 Options exercised                          (2,228,186)        3.35 - 19.50
                                             ---------      ---------------
 Shares under option at December 31, 1993    6,395,433      $  4.03 - 23.25
                                             =========

Options exercisable at December 31, 1993, and 1992, were 5,542,645 and 6,169,783, respectively. Shares reserved for the granting of additional options at December 31, 1993, were 3,859,774.

There were no restricted stock purchase rights outstanding at December 31, 1993, and 1992. In addition, there were no stock purchase rights exercised during 1993 and 85,500 rights exercised in 1992.

Restrictions on stock issued pursuant to the exercise of stock purchase rights lapse within a seven-year period. Accordingly, the compensation related to issuance of the rights is deferred and amortized over the vesting period. Unamortized deferred compensation is reflected as a reduction of shareholders' equity.

Aggregate compensation expense related to stock purchase rights was $1,008, $1,004, and $1,129, in 1993, 1992, and 1991, respectively.


14.  Employee Retirement and Health Plans

The Corporation has a defined contribution retirement plan for substantially all employees. The plan provides for a guaranteed contribution for eligible participants equal to 2% of compensation. At the Corporation's option, a profit sharing amount may also be contributed and may vary from year to year up to a maximum of 6% of eligible compensation. Total retirement plan expense on this plan was $12,915, $11,927, and $10,591, in 1993, 1992, and 1991, respectively.

The Corporation also has supplemental retirement plans to provide retirement benefits to certain of its key executives. Total expense relating to these plans amounted to $2,703 in 1993, $4,561 in 1992, and $166 in 1991.

Valley maintained a trusteed defined benefit retirement plan which covered substantially all its employees. The following table reflects the plan's funded status and amounts recognized in the financial statements at December 31:

                                                 1993         1992
                                                --------    --------
Actuarial present value of benefit obligations:
  Vested benefit obligation                     $ 38,326    $ 26,311
  Nonvested benefit obligation                     1,820       1,283
                                                --------    --------
    Accumulated benefit obligation                40,146      27,594
Effect of projected future compensation levels    19,911      13,857
                                                --------    --------
Projected benefit obligation                      60,057      41,451
Plan assets at fair value                         45,159      37,163
                                                --------    --------
Plan assets less than projected
  benefit obligations                            (14,898)     (4,288)
Unrecognized net loss                             23,148       9,970
Unrecognized prior service cost                    2,401       2,642
Unrecognized net asset                            (1,672)     (1,811)
                                                --------    --------
Prepaid pension cost                            $  8,979    $  6,513
                                                ========    ========


The net pension cost for 1993, 1992, and 1991, included the following components:

                                        1993       1992        1991
                                     ---------- ----------- ----------

Service cost                         $  3,361    $  2,348    $  1,898
Interest cost                           3,283       2,502       2,244
Actual return on plan assets           (2,885)     (1,852)     (3,423)
Net amortization and deferral            (416)       (882)      1,306
                                     --------    --------    --------
Net periodic pension cost            $  3,343    $  2,116    $  2,025
                                     ========    ========    ========


The following assumptions were used in determining the projected benefit obligation:

                                        1993       1992
                                       ------     ------

Discount rate                           6.75%      8.00%
Rate of increase in compensation levels 5.00%      5.00%
Expected long-term rate of return
  on assets                            10.00%     10.00%

As of the merger date former Valley employees will become eligible to participate in the Corporation's defined contribution pension plan.

The Corporation sponsors a defined benefit health plan that provides health care benefits to all eligible current and retired employees. The plan is contributory, with contributions adjusted periodically such that participants contribute approximately 40% of the cost of health care benefits. The plan also contains other cost-sharing features such as deductibles and coinsurance. Retiree eligibility is dependent upon age, years of service, and participation in the health plan during active service. The plan is not funded.

Valley provided postretirement health care benefits to retired employees. These benefits are subject to deductibles, copayment provisions and other limitations. Only those employees retiring on or before December 31, 1994 will be eligible for such benefits. As part of the merger, all former Valley employees will become eligible to participate in the Corporation's postretirement health plan. The Corporation will not recognize years of service with Valley prior to the merger.

As discussed in Note 3, the Corporation adopted FAS 106, "Employers' Accounting for Postretirement Benefits, Other than Pensions" as of January 1, 1992. The Corporation elected immediate recognition of the accumulated postretirement benefit obligation as of the beginning of the year through a one-time charge to earnings of $19,934 before income taxes. Valley's results of operations have been restated to conform their policy to the Corporation, thereby resulting in a total charge to earnings of $22,789. Postretirement benefit costs for 1991 were recorded on the cash basis.

The components of the accumulated postretirement benefit obligation (APBO) reconciled with the amount recognized in the Corporation's Consolidated Balance Sheets at December 31, were:

                                               1993          1992
                                             --------      --------

     Accumulated postretirement benefit
       obligation:
        Retirees                             $ 13,602      $ 11,192
        Fully eligible active plan
          participants                          9,019         4,098
        Active plan participants               16,679         9,751
                                             --------      --------
                                               39,300        25,041
     Unrecognized gain (loss)                 (10,837)           29
                                             --------      --------
     Accrued postretirement benefit cost     $ 28,463      $ 25,070
                                             ========      ========

     Weighted average discount rate
       used in determining APBO                  7.50%         8.50%
                                             ========      ========

Net periodic postretirement benefit cost for the years ended December 31, 1993 and 1992 includes the following components:

                                               1993          1992
                                             --------      --------

        Service cost                         $  1,385      $  1,212
        Interest on APBO                        2,279         1,668
                                             --------      --------
                                             $  3,664      $  2,880
                                             ========      ========


For measurement purposes, the assumed health care cost trend rate was 14% and 13% in 1992 and 1993, respectively, and gradually declines to 6.5% in the year 2021.

The health care cost trend rate assumption has a significant effect on the amounts reported. An increase in the assumed health care cost trend rate of one percentage point would increase the APBO at December 31, 1993 by $4,376 and increase 1993 postretirement benefit expense by $701.

In November 1992, the FASB issued Statement of Financial Accounting Standard No. 112 "Employers' Accounting for Postemployment Benefits," (FAS 112). FAS 112 establishes accounting and reporting standards for employers who provide benefits to former or inactive employees after employment but before retirement and must be adopted in the first quarter of 1994. Based on the current types of postemployment benefits provided by the Corporation, it is not anticipated that this new standard will have a material impact on the Consolidated Financial Statements.


15.  Financial Instruments with Off-Balance Sheet Risk

Financial instruments with off-balance sheet risk at December 31 were:

                                                1993          1992
                                             -----------   ----------
   Financial instruments whose amounts
     represent credit risk:
     Commitments to extend credit:
       To commercial customers                $3,210,573   $2,639,331
       To individuals                            725,122      617,827
     Standby letters of credit, net of
       participations                            295,382      268,664
     Commercial letters of credit                 17,032       15,131
     Mortgage loans sold with recourse             8,408       12,695
   Financial instruments whose amounts
     exceed the amount of credit risk:
     Foreign exchange contracts:
       Commitments to purchase foreign exchange  229,061      152,544
       Commitments to deliver foreign exchange   231,925      154,287
       Options written                            24,251       20,263
       Interest rate swaps                       105,000       50,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Corporation evaluates each customer's credit worthiness on an individual basis. Collateral obtained, if any, upon extension of credit, is based upon management's credit evaluation of the customer. Collateral requirements and the ability to access collateral is generally similar to that required on loans outstanding as discussed in Note 7.

Standby and commercial letters of credit are contingent commitments issued by the Corporation to support the financial obligations of a customer to a third party. Standby letters of credit are issued to support public and private financing, and other financial or performance obligations of customers. Commercial letters of credit are issued to support payment obligations of a customer as buyer in a commercial contract for the purchase of goods.
Letters of credit have maturities which generally reflect the maturities of the underlying obligations. The credit risk involved in issuing letters of credit is the same as that involved in extending loans to customers. If deemed necessary, the Corporation holds various forms of collateral to support letters of credit.

Mortgage loans sold with recourse are pools of residential mortgage loans sold to government agencies subject to certain underwriting requirements. If the loans do not meet the underwriting requirements of the government agencies, the Corporation may be required to reacquire the loans.

Interest rate swaps are agreements to exchange, at specified intervals, interest payment streams calculated on an agreed upon notional principal amount with at least one stream based on a floating rate index. Periodic payments between counterparties are typically settled on a net basis over the life of the swap. Interest rate swaps are subject to the market risk inherent in such agreements and the risk that a counterparty will fail to meet the terms of the agreement.

Foreign exchange contracts are commitments to purchase or deliver foreign currency at a specified exchange rate. These contracts are entered into to hedge the Corporation's own exposure, and to enable customers involved in international trade to hedge their exposure, to foreign currency fluctuations. Generally, the Corporation does not require collateral to support these financial instruments.

The Corporation's market risk from unfavorable movements in currency exchange rates is minimized by essentially matching commitments to deliver foreign exchange with commitments to purchase foreign exchange.


16.  Fair Value of Financial Instruments

The book values and estimated fair values for on and off-balance sheet financial instruments as of December 31, 1993 and 1992 are reflected below.


BALANCE SHEET FINANCIAL INSTRUMENTS ($ In Millions)

                                        1993               1992
                               --------------------- ---------------------
                               Book Value Fair Value Book Value Fair Value
                               --------------------- ---------------------
 Financial Assets:
   Cash and short-term
     investments               $   834.8  $  834.8    $1,031.4   $1,031.4
   Trading securities                2.9       2.9        13.0       13.0
   Investment securities held
     to maturity                   335.4     341.9     1,121.3    1,136.0
   Investment securities
     available for sale          2,237.2   2,261.1     1,620.4    1,649.7
   Net loans                     8,483.8   8,683.1     7,857.0    8,038.2
   Interest receivable              77.8      77.8        87.4       87.4

 Financial Liabilities:
   Deposits                     10,171.8  10,221.1    10,043.8   10,082.8
   Short-term borrowings           653.6     653.6       577.1      577.1
   Long-term borrowings:
     Convertible debt               50.0     135.0        50.7      124.8
     Other long-term borrowings    247.6     255.6       191.9      202.2
     Interest payable               39.1      39.1        38.9       38.9

Where readily available, quoted market prices were utilized by the Corporation. If quoted market prices were not available, fair values were based on estimates using present value or other valuation techniques. These techniques were significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The calculated fair value estimates, therefore, cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The following methods and assumptions were used in estimating the fair value for financial instruments.

Cash and Short-term Investments
- - -------------------------------

The carrying amounts reported for cash and short-term investments approximates the fair values for those assets.

Trading and Investment Securities
- - ---------------------------------

Fair value is based on quoted market prices or dealer quotes. See Note 6, Securities, for additional information.

Loans
- - -----

Loans that reprice or mature within three months of December 31 were assigned fair values based on their book value. Market values were used on performing loans where available. Most remaining loan balances were assigned fair values based on a discounted cash flow analysis. The discount rate was based on the treasury yield curve, with rate adjustments for credit quality, cost and profit factors.

Deposits
- - --------

The fair value for demand deposits or any interest bearing deposits with no fixed maturity date was considered to be equal to the carrying value. Time deposits with defined maturity dates were considered to have a fair value equal to the book value if the maturity date was within three months of December 31. The remaining time deposits were assigned fair values based on a discounted cash flow analysis using discount rates which approximate interest rates currently being offered on time deposits with comparable maturities.

Borrowings
- - ----------

Short-term borrowings are carried at cost which approximates fair value. The Corporation has convertible debt (see Note 10) for which fair value was considered to be the current market value of the shares that would be issued in a full conversion. Other long-term debt was generally valued using a discounted cash flow analysis with a discount rate based on current incremental borrowing rates for similar types of arrangements or, if not readily available, based on a build up approach similar to that used for loans and deposits. Long-term borrowings include their related current maturities.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS  ($ in millions)

Fair values of Loan Commitments and Letters of Credit have been estimated based on the equivalent fees, net of expenses, that would be charged for similar contracts and customers at December 31. The fair value of interest rate swaps are based on pricing models using current assumptions.

                                                  1993        1992
                                                 ------      ------

     Loan commitments                            $  9.8       $  7.3
     Letters of credit                              2.8          2.6
     Interest rate swaps                             .1          --

Foreign exchange contracts are carried at market value (U.S. dollar equivalent of the underlying contract).

                                                  1993        1992
                                                 ------      ------
     Commitments to purchase foreign exchange    $229.1      $152.5
     Commitments to deliver foreign exchange      231.9       154.3
     Options written                                 .5         2.4

See Note 15 for additional information on financial off-balance sheet instruments.

17.  Business Segments

The following table reflects certain information regarding our banking and data processing businesses:

                                                    Adjustments
                                         Data           and
  1993                      Banking   Processing   Eliminations   Consolidation
- - --------                  ----------  ----------   ------------  --------------
Revenue from:
  Unaffiliated customers $ 1,030,362  $  135,041           --       $ 1,165,403
  Affiliated customers         7,920      71,775     $ (79,695)             --
                         -----------  ----------   ------------   -------------
    Total revenue        $ 1,038,282  $  206,816     $ (79,695)     $ 1,165,403
                         ===========  ==========   ============   =============
Operating profit         $   243,228  $   21,356           --       $   264,584
                         ===========  ==========   ============   =============
Identifiable assets      $12,374,074  $  160,828     $ (48,965)     $12,485,937
                         ===========  ==========   ============   =============
Net capital expenditures $    18,386  $   47,345           --       $    65,731
                         ===========  ==========   ============   =============

  1992
- - --------
Revenue from:
  Unaffiliated customers $ 1,067,394  $  112,056           --       $ 1,179,450
  Affiliated customers         7,619      69,234     $ (76,853)             --
                         -----------  ----------    ------------   -------------
    Total revenue        $ 1,075,013  $  181,290     $ (76,853)     $ 1,179,450
                         ===========  ==========    ============   =============
Operating profit         $   211,578  $   20,214           --       $   231,792
                         ===========  ==========    ============   =============
Identifiable assets      $12,128,715  $  122,758     $ (37,002)     $12,214,471
                         ===========  ==========    ============   =============
Net capital expenditures $    20,735  $   27,304           --       $    48,039
                         ===========  ==========    ============   =============


  1991
- - --------
Revenue from:
  Unaffiliated customers $ 1,124,256  $   90,582           --       $ 1,214,838
  Affiliated customers         7,125      62,075     $ (69,200)             --
                         -----------  ----------    ------------   -------------
    Total revenue        $ 1,131,381  $  152,657     $ (69,200)     $ 1,214,838
                         ===========  ==========    ============   =============
Operating profit         $   171,389  $   15,349           --       $   186,738
                         ===========  ==========    ============   =============
Identifiable assets      $11,524,476  $  111,139     $ (40,615)     $11,595,000
                         ===========  ==========    ============   =============
Net capital expenditures $     6,098  $   29,429           --       $    35,527
                         ===========  ==========    ============   =============

The Corporation owns 53 banks, 2 savings associations, and numerous nonbank subsidiaries. Each subsidiary is a separate legal and operating entity. Our banking operations provide traditional banking products along with trust, mortgage banking, leasing, insurance agency and venture capital services. M&I Data Services, Inc. (DSI) provides data processing, software, and other related services to both affiliated and unaffiliated customers. In addition, a Valley affiliate provided similar services and other operational support to affiliated customers.

Revenues from affiliated customers are primarily accounted for at rates similar to those charged to unaffiliated customers.

Operating profit is pretax net income. Depreciation and amortization expense for the banking services business amounted to $30,378, $18,365, and $19,106 in 1993, 1992, and 1991, respectively, and for DSI amounted to $26,680 in 1993, $23,012 in 1992, and $19,992 in 1991.

18.  Condensed Financial Information - Parent Corporation Only

Condensed Balance Sheets
   December 31                                        1993       1992
                                                  ----------   --------

   Assets
   ------
   Cash and cash equivalents                      $    1,479   $   30,420
   Indebtedness of affiliates:
     Banks                                             5,200        5,200
     Nonbanks                                        343,397      221,637
   Investments in affiliates:
     Banks                                           966,881      917,221
     Nonbanks                                        193,314      171,700
   Other assets                                       39,090       35,442
                                                  ----------   ----------
   Total assets                                   $1,549,361   $1,381,620
                                                  ==========   ==========

   Liabilities and shareholders' equity
   ------------------------------------
   Commercial paper issued                        $  100,292   $   77,265
   Other short-term borrowings                        50,000          --
   Other liabilities                                  44,183       40,492
   Long-term borrowings                              240,373      178,194
                                                  ----------   ----------
   Total liabilities                                 434,848      295,951
   Shareholders' equity                            1,114,513    1,085,669
                                                  ----------   ----------
   Total liabilities and shareholders' equity     $1,549,361   $1,381,620
                                                  ==========   ==========

Scheduled maturities of long-term borrowings are $45,900 in 1994, $43,500 in 1995, $11,600 in 1996, $40,000 in 1997, and $100,000 in 2003.

Condensed Statements of Income
Years Ended December 31                     1993       1992       1991
                                          --------   --------   --------

   Income
   ------
   Cash dividends:
     Bank affiliates                      $105,738   $ 90,269   $100,786
     Nonbank affiliates                     17,259     12,527      8,903
   Interest from affiliates                 14,090     12,626     12,440
   Service fees and other                   35,701     29,859     37,248
                                          --------   --------   --------
   Total income                            172,788    145,281    159,377

   Expense
   -------
   Interest                                 19,968     22,073     24,736
   Administrative and general               37,665     47,754     37,368
                                          --------   --------   --------
   Total expense                            57,633     69,827     62,104
   Income before income taxes,
     cumulative effect of changes in
     accounting principles and equity
     in undistributed net income of
     affiliates                            115,155     75,454     97,273
   Income tax benefit                        2,057     10,080      3,360
                                          --------   --------   --------
   Income before cumulative effect of
     changes in accounting principles and
     equity in undistributed net income
     of affiliates                         117,212     85,534    100,633
   Cumulative effect of changes in accounting
     principles, net of income taxes            --     (1,380)        --
                                          --------   --------   --------
   Income before equity in undistributed
     net income of affiliates              117,212     84,154    100,633
   Equity in undistributed net
     income of affiliates:
       Banks                                36,527     36,715     14,959
       Nonbanks                             17,655     26,398     14,421
                                          --------   --------   --------
   Net income                             $171,394   $147,267   $130,013
                                          ========   ========   ========

Condensed Statements of Cash Flows
Years Ended December 31

                                         1993      1992        1991
                                     ----------  ---------  ----------
Cash Flows From Operating Activities:
Net Income                           $  171,394  $ 147,267  $  130,013
Noncash items included in income:
   Equity in undistributed net income
      of affiliates                     (54,182)   (63,113)    (29,380)
   Depreciation and amortization          6,092      6,527       7,174
   Other                                 (5,741)     1,430      (2,001)
                                      ---------  ---------  ----------

   Net cash provided by operating
     activities                         117,563     92,111     105,806

Cash Flows From Investing Activities:
   Increases in indebtedness of
     affiliates                        (557,882)  (300,227)   (162,297)
   Decreases in indebtedness of
     affiliates                         436,122    237,390     161,565
   Increases in investments
     in affiliates                      (15,040)   (29,733)    (35,286)
   Sale of commercial paper investments     --         --       20,418
   Other                                  3,843      2,924       6,730
                                       --------  ---------  ----------
   Net cash used in
     investing activities              (132,957)   (89,646)     (8,870)


Cash Flows From Financing Activities:
   Dividends paid                       (54,435)  (48,060)     (42,675)
   Proceeds from issuance of commercial
     paper                            1,348,661   597,794      607,787
   Principal payments on commercial
     paper                           (1,325,634) (522,990)    (648,733)
   Proceeds from issuance of long-term
     debt                                99,351    24,598       17,339
   Payments on long-term debt           (36,677)  (79,413)     (18,070)
   Increase (decrease) in other short-
     term borrowings                     50,000      (374)      (4,250)
   Purchase of common stock            (114,686)      (99)      (1,588)
   Proceeds from exercise of stock
     options                             19,887     5,014        4,155
   Proceeds from the issuance of common
     stock                                  --     32,806        3,908
   Other                                    (14)      (74)        (183)
                                       --------  ---------   ---------

   Net cash provided by (used in)
     financing activities               (13,547)    9,576      (80,748)

Net increase (decrease) in cash and
   cash equivalents                     (28,941)   12,041       16,188
Cash and cash equivalents, beginning
   of year                               30,420    18,379        2,191
                                       --------  ---------   ---------

Cash and cash equivalents, end of year $  1,479 $  30,420    $  18,379
                                       ======== =========    =========

Quarterly Financial Information (Unaudited)
($000's except share data)


Following is unaudited financial information for each of the calendar quarters during the years ended December 31, 1993 and 1992. All per share information has been restated for the 3 for 1 stock split effected in the form of a 200% stock dividend distributed to shareholders in May 1993.


                                           Quarter Ended
                           ------------------------------------------

                           Dec. 31    Sept. 30    June 30   March 31
                           --------   ---------  ---------  ---------

1993
- - ----

Total Interest Income      $197,155   $197,439   $198,856   $200,027
Net Interest Income         121,554    119,705    120,260    118,760
Provision for Loan Losses     4,883      4,400      4,440      4,311
Income before Income Taxes   68,093     66,878     66,248     63,365
Net Income                   43,513     42,535     43,417     41,929
Net Income Per Share:
  Primary                      0.43       0.42       0.42       0.41
  Fully Diluted                0.41       0.40       0.40       0.39


1992
- - ----

Total Interest Income      $209,278   $213,414   $212,253   $216,094
Net Interest Income         123,056    121,124    116,051    112,320
Provision for Loan Losses     6,200      5,338      6,098      5,910
Income before Income Taxes
  and Cumulative Effect of
  Changes in Accounting
  Principles                 62,139     59,787     56,534     53,332
Income before Cumulative
  Effect of Changes in
  Accounting Principles      42,368     39,847     38,075     36,111
Net Income                   42,368     39,847     38,075     26,977
Net Income Per Share:
  Primary
  Income before Cumulative
    Effect of Changes in
    Accounting Principles      0.41       0.39       0.38       0.36
  Net Income                   0.41       0.39       0.38       0.27
  Fully Diluted
  Income before Cumulative
    Effect of Changes in
    Accounting Principles      0.40       0.37       0.37       0.35
  Net Income                   0.40       0.37       0.37       0.26



Common Dividends
Declared*             1993    1992     1991    1990    1989
- - -----------------------------------------------------------------

First Quarter         $0.12   $0.11    $0.10   $0.09   $0.08
Second Quarter         0.14    0.12     0.11    0.10    0.09
Third Quarter          0.14    0.12     0.11    0.10    0.09
Fourth Quarter         0.14    0.12     0.11    0.10    0.09
                      -------------------------------------------
                      $0.54   $0.48    $0.43   $0.39   $0.35


* May not add due to rounding

Price Range of Stock
(Low and High Bid)


Common Dividends
Declared*             1993    1992     1991     1990     1989
- - ----------------------------------------------------------------------

First Quarter
  Low             21 1/16   17 1/4    8 15/16   10 5/8    9 5/16
  High            23 5/16   18 1/4    11 3/16   11 13/16  10 1/2

Second Quarter
  Low             22 15/16  16 15/16  10 9/16   10 1/4    9 15/16
  High            25 3/4    20 9/16   13 11/16  11        11 1/2

Third Quarter
  Low             21 1/4    19 3/16   12 3/4    8 1/2     11 1/4
  High            25        21 13/16  15 1/16   10 9/16   12 11/16

Fourth Quarter
  Low             21 3/4    20 1/16   14 3/16   7 3/4     10 11/16
  High            24 1/4    22 1/16   18 9/16   9 11/16   12 5/16